As filed with the Securities and Exchange Commission on May 23, 2001

Investment Company Act File No. 811-09851

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
AMENDMENT NO. 1     [X]

(Check appropriate box or boxes)

MASTER INTERNET STRATEGIES TRUST

(Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road
Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
(800) 637-3863

TERRY K. GLENN
MASTER INTERNET STRATEGIES TRUST
P.O. BOX 9011
PRINCETON, NEW JERSEY 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust: Laurin Blumenthal Kleiman, Esq. SIDLEY AUSTIN BROWN & WOOD LLP One World Trade Center New York, New York 10048	Michael J. Hennewinkel, Esq. FUND ASSET MANAGEMENT, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part  A of the Registration Statement is incorporated by reference into Part  B of the Registration Statement.

PART A
May 23, 2001

MASTER INTERNET STRATEGIES TRUST

      Responses to items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

      Master Internet Strategies Trust (the "Trust") is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) the Registration Statement on Form N-1A (Securities Act File No. 333-94741 and Investment Company Act File No. 811-09783) of Merrill Lynch Internet Strategies Fund, Inc. (the "Merrill Lynch Fund"), as amended to date (the "Merrill Lynch Registration Statement") and (b) the Registration Statement on Form N-1A (Securities Act File No. 333-32486 and Investment Company Act File No. 811-09853) of Mercury Internet Strategies Fund, Inc. (the "Mercury Fund" and, together with the Merrill Lynch Fund, the "Funds") as amended to date (the "Mercury Registration Statement"). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund.

      The Funds invest all of their respective assets in beneficial interests of the Trust. To date, the Funds are the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds".

      The Board of Trustees of the Trust approved an Agreement and Plan of Reorganization among the Trust, the Merrill Lynch Fund and Merrill Lynch Global Technology Fund, Inc. ("Global Technology") whereby the Merrill Lynch Fund will acquire all of the assets and liabilities of the Trust in return for all of the beneficial interests of the Trust owned by the Merrill Lynch Fund. Global Technology will then acquire all of the assets and will assume all of the liabilities of the Merrill Lynch Fund and will simultaneously distribute to the Merrill Lynch Fund newly-issued shares of Global Technology. Such shares will then be distributed on a proportionate basis to the stockholders of the Merrill Lynch Fund in liquidation of the Merrill Lynch Fund. After the completion of these transactions, the Trust will liquidate and dissolve and terminate its registration as an investment company under the Investment Company Act of 1940.

      The Reorganization is conditioned upon, among other things, approval by the Merrill Lynch Fund's stockholders. A special meeting of the stockholders of the Merrill Lynch Fund to consider the Reorganization has been called for August 31, 2001. The record date for determining the stockholders entitled to receive notice of and to vote at the special meeting is June 8, 2001 (the "Record Date"). If all of the requisite approvals are obtained, it is anticipated that the Reorganization will take place in the fourth calendar quarter of 2001. It is anticipated that the other holders of beneficial interests of the Trust, including the Mercury Fund, will redeem all of their interests in the Trust prior to the Record Date.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

      (a) Investment Objectives

      (b) Implementation of Investment Objectives

      The Trust is an open-end management investment company that was organized on March 1, 2000 as a business trust under the laws of the State of Delaware. Beneficial interests in the Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act. Investments in the Trust may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act. Fund Asset Management, L.P. (the "Investment Adviser") manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust.

      The Trust's investment objective is to seek long term growth of capital through investment primarily in equity securities of issuers that the Investment Adviser believes will use the Internet as a component of their business strategies. The Trust seeks to achieve its investment objective by investing worldwide in a portfolio consisting primarily of common stocks of Internet and Internet related companies that are developing new or innovative products, services or processes that the Investment Adviser believes are likely to produce earnings growth.

      The Trust invests in Internet companies that engage in the research, design, development, manufacturing or distribution of products and services used to facilitate use of the Internet, including issuers focusing on applications to be used in connection with the World Wide Web. These companies may produce, market or distribute products or services designed to secure, enhance, store, process, record, reproduce, distribute or retrieve information over the Internet.

      The Trust also invests in Internet related companies that currently use or are developing various other Internet applications — such as electronic commerce, e-mail and Intranet communications — as an integral part of their business strategies. For example:

  Many wholesale and retail companies are making increasing use of the Internet to sell their products and services. Among these companies are issuers that specialize in retail sales, securities brokerage and travel arrangements.
  Certain issuers make substantial use of e-mail to market their goods or services. Companies that have access to multiple e-mail lists are able to target potential clients in a more efficient and more personalized way than via more general advertising efforts. A company that uses e-mail over more conventional methods of communication also saves postage and telephone charges, and one e-mail may instantaneously reach many thousands of recipients.
  Similarly, issuers with access to Intranets can market more efficiently by targeting specific groups of users who, by virtue of their affiliation with a particular Intranet, have demonstrated certain needs or interests relevant to the goods or services the issuer has to offer.

      The Trust may invest in Internet and Internet related companies that are not yet profitable but that the Investment Adviser believes are likely to produce earnings or revenue growth or operating efficiencies through the development of new or innovative products, services or processes.

      The sector in which the Trust invests has experienced significant volatility since the Trust's inception and the values of internet and internet related securities have generally declined materially since that time. There can be no assurance that the sector will recover or if it does, when such recovery might occur.

      The Trust invests in equity securities, primarily common stock. Under normal market conditions, at least 65% of the Trust's total assets will be invested in common stock issued by Internet and Internet related companies.

      The Trust may invest without limitation in issuers located around the world. The Trust may invest in companies of any size. In addition to its emphasis on investment in common stocks, the Fund may engage in the following additional investment strategies to a lesser degree:

      The Trust emphasizes investment in common stock, it also may invest in other equity securities including, but not limited to, securities convertible into common stock, preferred stock and warrants and rights to subscribe to common stock.

      Securities of foreign companies may be in the form of American Depositary Receipts, European Depositary Receipts, Global Depositary Receipts or other securities convertible into equities of foreign companies.

      The Trust may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Trust does not own declines in value. When the Trust makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

      The Trust's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Trust will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

      The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets or the Trust's aggregate short sales of a particular class of securities exceeds 10% of the outstanding securities of that class.

      The Trust may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

      The Trust may borrow money from banks in amounts up to 33 1/3 % of the Trust's total assets temporarily for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions.

      The Trust may invest up to 15% of its net assets in illiquid securities that it cannot easily sell. These securities may include securities for which there is no readily available market and certain asset backed and receivable backed securities. Other possibly illiquid securities in which the Trust may invest are securities that have contractual or legal restrictions on resale, known as restricted securities, including Rule 144A securities that can be resold to qualified institutional buyers but not to the general public.

      The Trust may use derivative instruments such as indexed securities, options, futures, options on futures and currency transactions to gain exposure to equity markets or to hedge its portfolio against interest rate and currency risks. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), or an index such as the Standard & Poor's 500 Index.

      The Trust may, as a temporary defensive measure, and without limitation, hold assets in cash or cash equivalents and investment grade, short term securities including money market instruments denominated in U.S. dollars or foreign currencies. Normally a portion of the Trust's assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short term investments and temporary defensive positions can be easily sold and have limited risk of loss but may limit the Trust's ability to meet its investment objective.

      (c) Risks

      Set forth below is a summary discussion of the general risks of investing in the Trust. As with any mutual fund, no assurance can be given that the Trust will meet its investment objective, or that the Trust's performance will be positive over any period of time.

      The Trust's principal risks include:

      Sector Risk — Sector risk is the risk that the Trust's focus on the securities of Internet and Internet related companies will expose the Trust to the price movements in one industry more than a more broadly diversified mutual fund. Because the Trust invests primarily in a limited number of market sectors, there is a risk that the Trust will perform poorly during a downturn in either market sector. An investment in the Trust is subject to the risks associated with equity securities issued by Internet and Internet related companies, as noted. The Trust should not be considered a balanced investment program by itself.

      Internet and Internet Related Company Risk — Although Internet and Internet related companies comprise a relatively new industry, equity securities issued by these companies historically have been extremely volatile. Volatility increases the risk that the securities may lose value. Many factors may affect the value of an Internet or Internet related company. These factors include the ability of a company to keep pace with rapidly changing technology and a geometrically expanding consumer base. Competition among Internet and Internet related companies is intense, and profit margins can be small or nonexistent. In fact, many Internet and Internet related companies operate at substantial losses with no prospect for profit in the foreseeable future. For these reasons, the Trust and its investments may be considered speculative.

      The Trust may invest in smaller companies that the Investment Adviser believes have potential for capital appreciation. These companies may have short operating histories and may not be publicly traded. The securities of such companies share the characteristics common to small cap and emerging growth securities including limited product lines or markets. Such securities may be less financially secure than larger or more established companies, may depend on a small number of key personnel and, if publicly traded, may trade in lower volumes than larger or more established companies. Internet related companies that establish a presence on the World Wide Web often face the challenge of maintaining personnel and systems adequate to respond efficiently to Internet demand. As a result, Internet and Internet related companies may be subject to more abrupt and erratic price movements than the stock market as a whole.

      Internet and Internet related companies are strongly affected by worldwide scientific or technological developments. As a result, their products may rapidly become obsolete. Such companies are often subject to governmental regulation and may therefore be adversely affected by government policies.

      Small Cap and Emerging Growth Securities Risk — In addition to the risks listed above with respect to Internet and Internet related companies, small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. These securities are subject to the risk that if a product fails, or if management changes, or there are other adverse developments, the Trust's investment in a small cap or emerging growth company may lose substantial value. Investing in small cap and emerging growth securities requires a long term view.

      The securities of small cap and emerging growth companies generally trade in lower volumes and are subject to greater and less predictable price changes than the securities of larger more established companies.

      Market Risk and Selection Risk — Market risk is the risk that the markets in one or more countries in which the Trust invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

      The Trust may also be subject, to a lesser extent, to risks associated with the following investment strategies:

      Foreign Market Risks — The Trust may invest in companies located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

  The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates
  The costs of foreign securities transactions tend to be higher than those of U.S. transactions
  These holdings may be adversely affected by foreign government action
  International trade barriers or economic sanctions against certain foreign countries may adversely affect these holdings

      Borrowing and Leverage Risk — The Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust's portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust's return. Certain securities that the Trust buys may create leverage including, for example, when issued securities, forward commitments, options and warrants.

     Securities Lending — The Trust may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be delays in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls. These events could trigger adverse tax consequences to the Trust.

      Risks associated with certain types of securities in which the Trust may invest include:

      Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

      Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Trust buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

      Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Trust buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

      Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Trust may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if the Investment Adviser receives material adverse nonpublic information about the issuer, the Trust will not be able to sell the securities.

      Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

      Derivatives The Trust may use derivative instruments including indexed securities, options, futures, options on futures and currency transactions. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

      Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.
      Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.
      Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
      Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Hedging — The Trust may use derivatives and short sales of securities for hedging purposes, including anticipatory hedges, and to gain exposure to equity markets. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative or short sale outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative or short sale will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Trust's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

      Short Sales — When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale.

      If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If the Fund makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own.

      Indexed Securities — The Trust may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. In addition, certain indexed securities may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Trust's investment. Indexed securities are derivative securities and can be considered speculative. Indexed securities involve credit risk and certain indexed securities may involve currency risk, leverage risk and liquidity risk.

      Standby Commitment Agreements — Standby commitment agreements involve the risk that the security will lose value prior to its delivery to the Trust. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security, in which case the Trust has lost the investment opportunity for the assets it had set aside to pay for the security and any gain in the security's price.

      When Issued Securities, Delayed Delivery Securities and Forward Commitments — When issued and delayed delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery to the Trust. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Trust both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

      Depositary Receipts — The Trust may invest in securities of foreign issuers in the form of Depositary Receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. European Depositary Receipts and Global Depositary Receipts each evidence a similar ownership arrangement. The Trust may also invest in unsponsored Depositary Receipts. The issuers of such unsponsored Depositary Receipts are not obligated to disclose material information in the United States. Therefore, there may be less information available regarding such issuer and there may not be a correlation between such information and the market value of the Depositary Receipts.

      Repurchase Agreements; Purchase and Sale Contracts — The Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Trust from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Trust may lose money.

      Warrants — A warrant gives the Trust the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or "exercise") price, and the date the warrant expires. The Trust has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Trust can exercise it or sell it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Trust loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

      Non-Diversification Risk — The Trust is non-diversified. If the Trust invests in securities of a smaller number of issuers, the Trust's risk is increased because developments affecting an individual issuer have a greater impact on the Trust's performance.

Item 6. Management, Organization, and Capital Structure.

      (a)(1) Investment Adviser

      Fund Asset Management, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey 08543-9011, (the  "Investment Adviser"), manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Trust. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), 33 King William Street, London, EC4 R9AS, England an affiliate, under which the Investment Adviser may pay a fee for services it receives from MLAM U.K.

      The Trust currently pays the Investment Adviser a fee at the annual rate of 1.00% of the average daily net assets of the Trust.

      The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. MLAM U.K. was organized as an investment adviser in 1986 and acts as sub-advisor to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $525 billion in investment company and other portfolio assets under management as of March 2001.

      (a)(2) Portfolio Manager

      Paul G. Meeks is a Senior Vice President of the Trust and the Funds and has been the Portfolio Manager of the Trust since 2000. Mr. Meeks has been a First Vice President of Merrill Lynch Investment Managers, L.P. ("MLIM") since 1998. Prior to joining MLIM, Mr. Meeks held various positions with Jurika & Voyles, L.P. from 1994 to 1998, including technology analyst from 1994 to 1998, director of research from 1995 to 1998, principal from 1996 to 1998 and portfolio manager of the Jurika & Voyles Mini-Cap Fund from 1997 to 1998.

      (b) Capital Stock

      Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

      The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust.

      Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the "NYSE") is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

Item 7. Shareholder Information.

      (a) Pricing of Beneficial Interests in the Trust.

      The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor's share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business of the NYSE on the next determination of the aggregate net asset value of the Trust.

      (b) Purchase of Beneficial Interests in the Trust.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

      There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

      The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

      (c) Redemption of Beneficial Interests in the Trust.

      A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund's interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

      (d) Dividends and Distributions.

      (e) Tax Consequences.

      Because the Trust operates as a partnership for federal income tax purposes, the Trust is not subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of the Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code.

Item 8. Distribution Arrangements.

      (a) Sales Loads.

   Not Applicable.

      (b) 12b-1 Fees.

   Not Applicable.

      (c) Multiple Class and Master Feeder Funds.

      The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

      The Trustees of the Trust believe that the "master/feeder" fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust's portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

      A Feeder Fund's investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Trust may affect the investment performance of the Feeder Fund and the Trust. As of January  31, 2001, the Trust had net assets of approximately $415.5  million.

      The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the "master/feeder" structure, please see Part A of the Merrill Lynch's Registration Statement under "Master Feeder Structure."

PART B
May 23, 2001
MASTER INTERNET STRATEGIES TRUST

Item 10. Cover Page and Table of Contents.

      This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Internet Strategies Trust (the "Trust"), dated May 23, 2001, as it may be revised from time to time (the "Trust's Part A"). To obtain a copy of the Trust's Part A, please call the Trust at 1-800-MER-FUND, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust's Part A is incorporated herein by reference and this Part B is incorporated by reference into the Trust's Part A.

      As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-1A (Securities Act File No. 333-94741 and Investment Company Act File No. 811-09783) of Merrill Lynch Internet Strategies Fund, Inc. (the "Merrill Lynch Fund"), as amended to date (the "Merrill Lynch Registration Statement"). This Registration Statement should be read in conjunction with (a) the Merrill Lynch Registration Statement and (b) the Registration Statement on Form N-1A (Securities Act File No. 333-32486 and Investment Company Act File No. 811-09853) of Mercury Internet Strategies Fund, Inc. (the "Mercury Fund" and, together with the Merrill Lynch Fund, the "Funds"), as amended to date (the "Mercury Registration Statement"). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund. Part B of the Mercury Registration Statement includes the statement of additional information of the Mercury Fund.

      The Trust is part of a "master/feeder" structure. The Funds invest all of their assets in beneficial interests in the Trust. The Funds are the only feeder funds that currently invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds."

Item 11. Trust History.

      Information relating to the history of the Trust is incorporated herein by reference from Item 4 of the Trust's Part A.

Item 12. Description of the Trust and its Investments and Risks.

      The following information supplements and should be read in conjunction with Item 4 of the Trust's Part A.

      Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust's investment programs, is incorporated herein by reference from the section entitled "Investment Objective and Policies" in Part B of the Merrill Lynch Registration Statement.

Item 13. Management of the Trust.

      (a) Board of Trustees of the Trust

      The Trustees of the Trust consist of eight individuals, seven of whom are not "interested persons" of the Trust as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trustees of the Trust also serve as Directors of the Funds. The seven Trustees who are not interested persons of the Trust similarly comprise the Directors who are not interested persons of the Funds, and are sometimes referred to herein as the "non-interested Directors/Trustees." The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

      Information about the Trustees and executive officers of the Trust, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

      (b) Management Information

      Terry K. Glenn (60) — President and Trustee(1)(2) — Executive Vice President of the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM")(which terms as used herein include their corporate predecessors), since 1983; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of FAM Distributors, Inc. ("FAMD" or the "Distributor") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988; Director of Financial Data Services, Inc. since 1985.

      Ronald W. Forbes (60) — Trustee(2)(3) — 1400 Washington Avenue, Albany, New York 12222. Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000 and Professor thereof from 1989 to 2000; International Consultant, Urban Institute, Washington, D.C. from 1995 to 1999.

      Cynthia A. Montgomery (48) — Trustee(2)(3) — Harvard Business School, Soldiers Field Road, Boston, Massachusetts 02163. Professor, Harvard Business School since 1989; Associate Professor, J.L. Kellogg Graduate School of Management, Northwestern University from 1985 to 1989; Associate Professor, Graduate School of Business Administration, The University of Michigan from 1979 to 1985; Director, UnumProvident Corporation since 1990 and Director, Newell Rubbermaid Inc. since 1995.

      Charles C. Reilly (69) — Trustee(2)(3) — 9 Hampton Harbor Road, Hampton Bays, New York 11946. Self-employed financial consultant since 1990; President and Chief Investment Officer of Verus Capital, Inc. from 1979 to 1990; Senior Vice President of Arnhold and S. Bleichroeder, Inc. from 1973 to 1990; Adjunct Professor, Columbia University Graduate School of Business from 1990 to 1991; Adjunct Professor, Wharton School, University of Pennsylvania from 1989 to 1990; Partner, Small Cities Cable Television from 1986 to 1997.

      Kevin A. Ryan (68) — Trustee(2)(3) — 127 Commonwealth Avenue, Chestnut Hill, Massachusetts 02467. Founder and currently Director Emeritus of the Boston University Center for the Advancement of Ethics and Character and Director thereof from 1989 to 1999; Professor from 1982 to 1999 and currently Professor Emeritus of Education at Boston University; formerly taught on the faculties of The University of Chicago, Stanford University and Ohio State University.

      Roscoe S. Suddarth (65) — Trustee(2)(3) — 7403 MacKenzie Court, Bethesda, Maryland 20817. President, Middle East Institute, from 1995 to 2001; Foreign Service Officer, United States Foreign Service, from 1961 to 1995; Career Minister from 1989 to 1995; Deputy Inspector General, U.S. Department of State, from 1991 to 1994; U.S. Ambassador to the Hashemite Kingdom of Jordan, from 1987 to 1990.

      Richard R. West (63) — Trustee(2)(3) — Box 604, Genoa, Nevada 89411. Professor of Finance since 1984, Dean from 1984 to 1993, and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration; Director of Bowne & Co., Inc. (financial printers), Vornado Realty Trust, Inc. (real estate holding company) and Alexander's, Inc. (real estate company).

      Edward D. Zinbarg (66) — Trustee(2)(3) — 5 Hardwell Road, Short Hills, New Jersey 07078-2117. Self-employed financial consultant since 1994; Executive Vice President of The Prudential Insurance Company of America from 1988 to 1994; Former Director of Prudential Reinsurance Company and former Trustee of The Prudential Foundation.

      Robert C. Doll, Jr. (46) — Senior Vice President(1)(2) — Co-Head (Americas Region) of the Investment Adviser since 2000 and Senior Vice President thereof since 1999; Senior Vice President of Princeton Services since 1999; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

      Paul Gerard Meeks (38) — Senior Vice President and Portfolio Manager(1)(2) — First Vice President and Portfolio Manager of the Investment Adviser and MLIM since May 1998; various positions with Jurika & Voyles, L.P. from 1994 to 1998, including technology analyst from 1994 to 1998; Director of research from 1995 to 1998; Principal from 1996 to 1998 and Portfolio Manager of the Jurika & Voyles Mini-Cap Fund from 1997 to 1998.

      Donald C. Burke (40) — Vice President and Treasurer(1)(2) — First Vice President of the Investment Adviser and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Investment Adviser and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

      Susan B. Baker (43) — Secretary(1)(2) — Director (Legal Advisory) of MLIM since 1999; Vice President of MLIM from 1993 to 1999; Attorney associated with MLIM since 1987.

  Interested person, as defined in the Investment Company Act, of the Trust and each Fund.
  Such Trustee or officer is a trustee, director or officer of other investment companies for which the Investment Adviser, or one of its affiliates, acts as investment adviser or manager.
  Member of each Fund's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors/Trustees.

      (d) Compensation

      The Trust pays each non-interested Director/Trustee, for service to the Feeder Funds and the Trust, a fee of $3,000 per year plus $500 per in person Board meeting attended. The Trust also compensates members of its Audit and Nominating Committee (the "Committee"), which consists of all the non-interested Directors/Trustees, at a rate of $500 per in person Committee meeting attended. Each of the Co-Chairmen of the Committee receives an additional amount of $500 per year. The Trust reimburses each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

      The following table shows the compensation earned by the non-interested Directors/Trustees for the fiscal year ended January 31, 2001 and the aggregate compensation paid to them by all investment companies advised by the Investment Adviser or its affiliate, MLIM ("MLIM/FAM-advised funds"), for the calendar year ended December 31, 2000.

Name	Position with Trust	Compensation From Funds/Trust	Pension or Retirement Benefits Accrued as Part of Funds/Trust Expense	Estimated Annual Benefits Upon Retirement	Aggregate Compensation From Funds/Trust and Other MLIM/FAM-Advised Funds(1)
Ronald W. Forbes (2)(3)	Trustee	$3,750	None	None	$295,008
Cynthia A. Montgomery (2)	Trustee	$3,750	None	None	$264,008
Charles C. Reilly (3)	Trustee	$8,500	None	None	$352,050
Kevin A. Ryan (2)	Trustee	$3,750	None	None	$264,008
Roscoe S. Suddarth	Trustee	$8,000	None	None	$193,977
Richard R. West	Trustee	$8,000	None	None	$373,000
Edward D. Zinbarg	Trustee	$8,000	None	None	$242,435

  The Trustees serve on the boards of MLIM/FAM-advised funds as follows: Mr. Forbes (52 registered investment companies consisting of 58 portfolios); Ms. Montgomery (52 registered investment companies consisting of 58 portfolios); Mr. Reilly (52 registered investment companies consisting of 58 portfolios); Mr. Ryan (52 registered investment companies consisting of 58 portfolios); Mr. Suddarth (46 registered investment companies consisting of 43 portfolios); Mr. West (67 registered investment companies consisting of 72 portfolios); and Mr. Zinbarg (46 registered investment companies consisting of 43 portfolios).
  Mr. Forbes, Ms. Montgomery and Mr. Ryan were elected Directors of the Funds and Trustees of the Trust on July 25, 2000.
  Co-Chairman of the Committee.

      (e) Sales Loads.

      Not Applicable.

Item 14. Control Persons and Principal Holders of Securities.

      The Merrill Lynch Fund, a Maryland corporation, owns 99.99% of the beneficial interests in the Trust.

      As of April 30, 2001, the officers and Trustees of the Trust as a group (12 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. and owned no beneficial interests in the Trust.

Item 15. Investment Advisory and Other Services.

      The following information supplements and should be read in conjunction with Item 4 in the Trust's Part A.

      Information relating to the investment management and other services provided to the Trust by or on behalf of the Trust is incorporated herein by reference from the sub-section entitled "Management and Advisory Arrangements" from the section entitled "General Information" in Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
Item 15(a)	Management and Advisory Arrangements
Item 15(c)	Management and Advisory Arrangements
Item 15(d)	Management and Advisory Arrangements
Item 15(e)	Not Applicable
Item 15(f)	Not Applicable
Item 15(g)	Not Applicable
Item 15(h)	General Information

      FAM Distributors, Inc. ("FAMD"), P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of the Investment Adviser, acts as placement agent for the Trust pursuant to a placement agent agreement (the "Placement Agent Agreement"). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16. Brokerage Allocation and Other Practices.

      Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled "Portfolio Transactions and Brokerage" in Part B of the Merrill Lynch Registration Statement and from the section entitled "Portfolio Transactions and Brokerage" in Part B of the Mercury Registration Statement.

Item 17. Capital Stock and Other Securities.

      The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust's Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

      The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. No certificates are issued.

      Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

      The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust's Part A.

      (a) Purchase of Beneficial Interests in the Trust.

      The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor's share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business on the NYSE or the next determination of the aggregate net asset value of the Trust.

      Portfolio securities, including ADRs, EDRs or GDRs, that are held by the Trust and that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees of the Trust as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are stated at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees.

      Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust's net asset value.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

      There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

      The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

      A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund's interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust's transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

   (b) Fund Reorganizations.

   Not Applicable.

   (c) Offering Price.

   Not Applicable.

Item 19. Taxation of the Trust.

      Because the Trust qualifies as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of the Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

      The Trust's fiscal year end is January 31. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

      It is intended that the Trust's assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company ("RIC"), assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of income, gain, loss, deductions and credits of the Trust as they are taken into account by the Trust.

      The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40" gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e. treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

      Foreign currency gains or losses on foreign currency denominated bonds and other similar debt instruments and on any foreign currency denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by the Trust may result in "straddles" for Federal income tax purposes. The straddle rules contained in Code Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 the Code, applicable to "conversion transactions" or Section 1259, applicable to "constructive sales," may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

      The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust's assets to be invested within various countries is not known.

      The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Funds have received a private letter ruling from the Internal Revenue Service (the "IRS") to the effect that, because the Trust is classified as a partnership for tax purposes, the Funds will be entitled to look to the underlying assets of the Trust in which they have invested for purposes of satisfying various requirements of the Code applicable to RICs. If any of the facts upon which such ruling is premised change in any material respect (e.g., if the Trust were required to register its interests under the Securities Act) then the Board of Directors of each Fund will determine, in its discretion, the appropriate course of action for such Fund. One possible course of action would be to withdraw such Fund's investments from the Trust and to retain an investment adviser to manage such Fund's assets in accordance with the investment policies applicable to that Fund.

      The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

      Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20. Underwriters.

      The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 21. Calculation of Performance Data.

      Not Applicable.

Item 22. Financial Statements.

      The audited financial statements of the Trust are incorporated in this Part B by reference to the January 31, 2001 Annual Report of the Merrill Lynch Fund. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number		Description
1(a)	—	Certificate of Trust, dated March 1, 2000.(a)
(b)	—	Declaration of Trust, dated March 1, 2000.(a)
2	—	By-Laws of the Registrant.(a)
3	—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4(a)	—	Form of Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P.(a)
(b)	—	Form of Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(a)
5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6	—	None.
7	—	Form of Custody Agreement between the Registrant and Brown Brothers Harriman & Co.(a)
8(a)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(c)
(b)	—	Form of Placement Agency Agreement between the Registrant and FAM Distributors, Inc.(a)
(c)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant.(a)
9	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10	—	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
11	—	None.
12(a)	—	Certificate of Merrill Lynch Internet Strategies Fund, Inc.(a)
(b)	—	Certificate of Mercury Internet Strategies Fund, Inc.(a)
13	—	None.
14	—	None.
15	—	Code of Ethics.(d)

  Filed on March 14, 2000 as an Exhibit to the Registrant's Registration Statement on Form N-1A (File No. 811-09851) under the Investment Company Act of 1940, as amended.
  Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant's Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant's By-Laws, filed as Exhibit 2 to the Registration Statement.
  Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.
  Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417) filed on November 22, 2000.

Item 24. Persons Controlled By or Under Common Control with the Registrant

       The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

      Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (the "Declaration of Trust") (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

      Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides:

      The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

      (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

      (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

      (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

              (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

              (ii) an independent legal counsel in a written opinion.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust further provides:

      Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

      As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances.

      Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

      See Item 6 in Part A and Item 15 in Part B of the Trust's Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Registration Statement on Form N-1A of Merrill Lynch Internet Strategies Fund, Inc.

Item 27. Principal Underwriters.

      FAMD acts as the placement agent for the Registrant, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Senior Floating Rate Trust, Master Small Cap Value Trust and Master U.S High Yield Trust and as the principal underwriter for each of the following open-end investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Focus Twenty Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury Global Holdings, Inc., Mercury Gold and Mining Fund of Mercury Funds, Inc., Mercury HW Funds, Mercury International Fund of Mercury Funds, Inc., Mercury Internet Strategies Fund, Inc., Mercury Large Cap Series Funds, Inc., Mercury Mid Cap Growth Fund, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Premier Growth Fund, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc., Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Internet Strategies Fund, Inc., Merrill Lynch

Large Cap Series Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Mid Cap Growth Fund, Inc., Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc. and The S&P 500® Protected Equity Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Mercury Senior Floating Rate Fund, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., and Merrill Lynch Senior Floating Rate Fund II, Inc.

      (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen, Crook, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

Name	Position(s) andOffice(s) with FAMD	Position(s) and Office(s)with Registrant
Terry K. Glenn	President and Director	President and Trustee
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Robert W. Crook	Senior Vice President	None
Michael J. Brady	Vice President	None
William M. Breen	Vice President	None
Donald C. Burke	Vice President	Vice President and Treasurer
James T. Fatseas	Vice President	None
Debra W. Landsman-Yaros	Vice President	None
Michelle T. Lau	Vice President	None
William Wasel	Vice President	None
Robert Harris	Secretary	None

      (c) Not applicable.

Item 28. Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 29. Management Services.

      Other than as set forth or incorporated by reference in Item 6 of Part A and Item 13 and Item 15 in Part B of the Trust's Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings

       Not applicable.

SIGNATURES

      Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 23rd day of May, 2001.

MASTER INTERNET STRATEGIES TRUST
(Registrant)

By: /s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number		Description
10	—	Consent of Deloitte & Touche LLP, independent auditor for the Registrant.